QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
TRICON GLOBAL RESTAURANTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TRICON Global Restaurants, Inc.
1441 Gardiner Lane
Louisville, Kentucky 40213

March 29, 2002

Dear Fellow Shareholders:

        On behalf of your Board of Directors, we are pleased to invite you to attend the 2002 Annual Meeting of Shareholders of TRICON Global Restaurants, Inc. The meeting will be held on Thursday, May 16, 2002, at 9:00 a.m., local time, in the Yum Center at 1900 Colonel Sanders Lane in Louisville, Kentucky.

        At this meeting, you will be asked to:

  (1)
  Elect four directors;

  (2)
  Ratify the Board's selection of independent auditors to audit the Company's financial statements for 2002;

  (3)
  Approve an amendment to Tricon's Restated Articles of Incorporation to change the Company's name;

  (4)
  Vote on one shareholder proposal described in the attached Proxy Statement, if properly presented at the meeting; and

  (5)
  Transact any other business properly brought before the meeting.

        The enclosed notice and proxy statement contain details about the business to be conducted at the meeting.

        To assure that your shares are represented at the meeting, we urge you to mark your choices on the enclosed proxy card, sign and date the card and return it promptly in the envelope provided. We also offer shareholders the opportunity to vote their shares electronically through the internet or by telephone. Please see the proxy statement and the enclosed proxy card for details about electronic voting options. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the meeting.

        An admission ticket is attached to the accompanying proxy card. Please retain it and bring it with you if you plan to attend the meeting.

Sincerely,

David C. Novak
Chairman of the Board and Chief Executive Officer

TRICON Global Restaurants, Inc.
1441 Gardiner Lane
Louisville, Kentucky 40213

Notice of Annual Meeting of Shareholders

To Our Shareholders:

        The Annual Meeting of Shareholders of TRICON Global Restaurants, Inc. will be held in the Yum Center at 1900 Colonel Sanders Lane, Louisville, Kentucky, on Thursday, May 16, 2002 at 9:00 a.m., local time, for the following purposes:

  (1)
  To elect four directors to serve until the 2005 Annual Meeting and until their successors are elected and qualified;

  (2)
  To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 28, 2002;

  (3)
  To approve an amendment to Tricon's Restated Articles of Incorporation to change the Company's name;

  (4)
  To vote on one shareholder proposal described in the attached proxy statement, if properly presented at the meeting; and

  (5)
  To transact such other business as may properly come before the meeting.

        Only shareholders of record at the close of business on March 18, 2002 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Christian L. Campbell
Secretary

March 29, 2002

YOUR VOTE IS IMPORTANT

        It is important that your shares are represented and voted at the Annual Meeting. Whether or not you plan to attend the meeting, please provide your proxy by marking, dating and signing the enclosed proxy card and returning it promptly in the enclosed envelope. Shareholders also have the option of voting electronically through the internet or by telephone. Please read the accompanying proxy statement and the voting instructions printed on your proxy card for details about electronic voting procedures. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

TRICON GLOBAL RESTAURANTS, INC.
1441 Gardiner Lane
Louisville, Kentucky 40213

PROXY STATEMENT
For Annual Meeting To Be Held On
May 16, 2002

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of TRICON Global Restaurants, Inc., a North Carolina corporation ("Tricon" or the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Eastern Daylight Savings Time), on Thursday, May 16, 2002, in the Yum Center, at 1900 Colonel Sanders Lane, Louisville, Kentucky, for the purposes set forth in the accompanying Notice of the Annual Meeting. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about March 29, 2002.

GENERAL INFORMATION ABOUT THE MEETING

Quorum and Voting Requirements

        The presence in person or by proxy of shareholders holding a majority of the outstanding shares of the Company's Common Stock will constitute a quorum for the transaction of all business at the Annual Meeting. A shareholder voting for the election of directors may withhold authority to vote for all or certain nominees for directors. A shareholder may also abstain from voting on the other matters presented for shareholder vote. Votes withheld from the election of any nominee for director and abstentions from any proposal will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

        A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes "for" or "against" affect the outcome. Abstentions are not counted for purposes of the election of directors.

        The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of KPMG LLP and approve the other matters to be presented at the Annual Meeting. Abstentions are counted in determining the number of shares present or represented on each of these proposals and, therefore, will have the same effect as a vote against such proposals. Broker non-votes on a particular matter, which are proxies with respect to which a broker did not receive voting instructions from the beneficial owner of shares and indicates on the proxy that it does not have discretionary authority to vote on such matter, are not treated as present for that particular matter, and will not affect the vote on such matter.

        Only shareholders of record at the close of business on March 18, 2002 are entitled to vote at the Annual Meeting. As of March 18, 2002, there were 147,769,227 shares of the Company's Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote on all matters presented at the Annual Meeting.

        Shares represented by duly executed proxies in the accompanying form received prior to the meeting and not revoked will be voted at the meeting or at any adjournments in accordance with the choices specified on the proxy. If no choices are specified, the shares represented by that proxy will be voted as recommended by the Board of Directors. A proxy may be revoked by the person executing it at any time before the authority thereby granted is exercised by giving written notice to the Secretary of the Company, by delivery of a duly executed proxy bearing a later date or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending notifies the inspectors of election in writing prior to the voting of the proxy. Beneficial owners who intend to vote shares at the meeting should obtain a legal proxy or power of attorney from their broker and present it at the meeting to establish their right to vote such shares.

        If you are a participant in the Direct Stock Purchase Plan, shares of Common Stock held in your account may be voted through the proxy card accompanying this mailing. The administrator of this program, as the shareholder of record, may only vote the shares for which it has received directions to vote from participants.

        If you are a participant in the Tricon 401k Plan ("Plan"), you may use the accompanying proxy card to direct the trustee of the Plan to vote shares of Common Stock you beneficially own under the Plan. In accordance with the Plan terms, if your proxy card for Plan shares is not returned, those shares will not be voted.

Proxies and Voting Procedures

        All shareholders may vote their shares by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided with this proxy statement. Instead of submitting your proxy through the mail, you may choose to vote your shares electronically by accessing the internet site or by using the toll-free telephone numbers identified below. Please note that there are separate arrangements for using the internet and telephone to vote your shares depending on whether shares are registered in the Company's stock records in your name or in the name of a brokerage firm or bank. Submitting your proxy via the internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. If you elect to vote either by accessing the internet or by using the toll-free telephone numbers, please do not mail back your proxy card.

        The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been properly recorded. Shareholders voting via the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that must be borne by the shareholder.

        For Shares Registered Directly in the Name of the Shareholder.    Shareholders with shares registered directly in their name in the Company's stock records maintained by our transfer agent, EquiServe, L.P., may vote their shares (1) by submitting their proxy through the internet at the following address on the World Wide Web: http://www.eproxyvote.com/yum, (2) by making a toll-free telephone call from the U.S. and Canada to EquiServe at 1-877-779-8683 or outside the U.S. and Canada collect at 1-201-536-8073 or (3) by mailing their signed proxy card. Specific instructions to be followed by registered shareholders are set forth on the enclosed proxy card. Proxies submitted through the internet or by telephone through EquiServe as described above must be received by 5:00 p.m., Eastern Daylight Savings Time, on May 15, 2002.

        For Shares Registered in the Name of a Brokerage Firm or Bank. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and internet voting options (as well as the option to receive future shareholder communications including proxy materials through the internet and not through the mail). This program is different from the program provided by EquiServe for shares registered directly in the name of the shareholder. If your shares are held in an account with a brokerage firm or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your brokerage firm or bank, or via the internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com). Votes submitted via the internet or by telephone through the ADP Investor Communication Services program must be received by 11:59 p.m., Eastern Daylight Savings Time, on May 15, 2002.

Electronic Delivery of Proxy Materials

        Tricon shareholders with shares registered directly in their name may elect to receive the Company's future annual reports and proxy statements and to vote their shares through the internet instead of receiving copies through the mail. Tricon is offering this service to provide added convenience to its shareholders and to reduce annual report printing and mailing costs.

        To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

        To elect this option, go to website http://www.econsent.com/yum. Shareholders who elect this option will be notified each year by e-mail how to access the proxy materials and how to vote their shares on the internet.

        If you consent to receive the Company's future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing, or e-mailing our Transfer Agent, EquiServe, L.P., at: P.O. Box 8038, Boston, MA 02266-8038; http://www.equiserve.com. Also, if while this consent is in effect you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail our Transfer Agent.

Solicitation Expenses

        The expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing this proxy statement and the accompanying form of proxy, will be borne by the Company. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $11,000 plus expenses for these services. In addition to the solicitation of proxies by mail, certain directors, officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send these proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

Admission to Annual Meeting

        If you are a registered owner and plan to attend the meeting in person, please detach and retain the admission ticket which is attached to your proxy card and return the proxy card with the "Annual Meeting" box marked. A beneficial owner who plans to attend the meeting may obtain an admission ticket in advance by sending a written request, with proof of ownership, such as a bank or brokerage firm account statement, to the Company's transfer agent, Equiserve, L.P., P.O. Box 8038, Boston, Massachusetts 02266-8038. Admittance to the Annual Meeting will be based upon availability of seating. Shareholders who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions desk.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

Board of Directors

        The Board of Directors is presently divided into three classes. Each class is elected for a three-year term expiring in successive years. The Board of Directors has nominated each of the following individuals for election at the annual meeting:

James Dimon
Massimo Ferragamo
Thomas M. Ryan
Robert J. Ulrich

The Board of Directors recommends a vote FOR all of the above-named nominees for election as directors.

        If elected, the Company expects that Messrs. Dimon, Ferragamo, Ryan and Ulrich will hold office until the annual meeting of shareholders in 2005 and until their respective successors have been elected and qualified. Messrs. Dimon, Ferragamo and Ulrich are standing for reelection. Mr. Ryan is standing for election by shareholders for the first time.

        Shareholders voting at the Annual Meeting may not vote for more than the number of nominees listed in this Proxy Statement. Directors will be elected by a plurality of the total votes cast for the election of directors at the Annual Meeting. That is, the four nominees receiving the greatest number of votes for Class II directors will be deemed elected directors. In the event that any of the nominees becomes unavailable (which is not now anticipated by the Company), the persons named as proxies have discretionary authority to vote for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that any of said nominees will be unwilling or unable to serve if elected.

        The following pages contain certain information regarding each of the nominees for election as directors at this year's annual meeting and each continuing director. Stock ownership information for each nominee and continuing director is presented beginning on page 10.

Nominees for Class II Directors—Terms Expiring in 2005

        James Dimon is the Chairman and Chief Executive Officer of Bank One Corporation, a position he has held since March 2000. From November 1998 until he assumed his position with Bank One, he was a private investor. Prior to that he served as President of Citigroup Inc., having held that position during October and November 1998 following the merger of Travelers Group Inc. and Citicorp. From September 1991 until October 1998, he was a director of Travelers Group Inc. From June 1995 to November 1998, he was President and Chief Operating Officer of Travelers Group Inc. He was the Co-Chairman of the Board and Co-Chief Executive Officer of Salomon Smith Barney Holdings Inc. ("Salomon Smith Barney"), the immediate parent company of Smith Barney Inc. and Salomon Brothers Inc. Mr. Dimon was a director of Travelers Property Casualty Corp. from 1996 to 1998. From May 1988 to June 1995 he was Chief Financial Officer of Travelers Group Inc. From March 1994 to January 1996, he was Chief Operating Officer of the predecessor to Salomon Smith Barney. Mr. Dimon is a trustee of New York University Medical Center and a director of the Center on Addiction and Substance Abuse. He was elected a Director of Tricon effective October 7, 1997, and is a member of the Executive/Finance Committee, Nominating Committee and Audit Committee. Age 46.

        Massimo Ferragamo is President and Vice Chairman of Ferragamo USA, Inc., a subsidiary of Salvatore Ferragamo Italia, which controls sales and distribution of Ferragamo products in North America.

Mr. Ferragamo has held this position since 1985. He was elected a Director of Tricon effective October 7, 1997, and is a member of the Audit Committee. Age 44.

        Thomas M. Ryan is Chairman, President and Chief Executive Officer of CVS Corporation and CVS Pharmacy, Inc. He has been Chairman since April 1999 and served as Chief Executive Officer since May 1998. From October 1996 to May 1998, he served as Vice Chairman and Chief Operating Officer of CVS Corporation. From 1994 to present, Mr. Ryan also served as Chief Executive Officer and President of CVS Pharmacy, Inc. Mr. Ryan is a Director of FleetBoston Financial Corporation and Reebok International Ltd. He was appointed a Director on January 24, 2002, and is standing for election by shareholders for the first time at the 2002 annual meeting. Age 49.

        Robert J. Ulrich is Chairman and Chief Executive Officer of Target Corporation (formerly Dayton Hudson Corporation) and Target Stores. He became President of Dayton Hudson Department Store Company and President of Target Stores in 1984. He became Chairman and Chief Executive Officer of Target Stores in 1987 and assumed his additional present position with Target Corporation in 1994. Mr. Ulrich is also a director of Target Corporation. He was elected a Director of Tricon effective October 7, 1997, and is a member of the Compensation Committee, of which he is Chairperson. Age 58.

Class III Directors—Terms Expiring in 2003

        D. Ronald Daniel is an employee of McKinsey & Company. He joined McKinsey & Company in 1957 and held various positions with the firm, including Managing Partner from 1976 to 1988. He has served as a director of McKinsey & Company since 1968. Mr. Daniel is a member of the Harvard Corporation, the Harvard Board of Overseers, and is the Treasurer of Harvard University. Mr. Daniel is also a member of the boards of WNET/Thirteen, New York's public television station, the Brookings Institution and Rockefeller University. He was elected a Director of Tricon effective October 7, 1997, and is a member of the Executive/Finance Committee, Nominating Committee and the Compensation Committee. Age 72.

        Kenneth G. Langone is the founder, and since 1974, has been Chairman of the Board, Chief Executive Officer and President, of Invemed Associates, LLC, a New York Stock Exchange firm engaged in investment banking and brokerage. He is a founder of Home Depot, Inc. and has been a director since 1978. He is also a director of ChoicePoint, Inc., General Electric Co., and Unifi, Inc. He was elected a Director of Tricon effective October 7, 1997, and is a member of the Compensation Committee. Age 66.

        Andrall E. Pearson became Founding Chairman of Tricon effective January 1, 2001. From August 15, 1997 to December 31, 2000, he served as Chairman of the Board of Tricon, and he previously served as Chief Executive Officer of the Company from October 21, 1997 to January 1, 2000. Mr. Pearson previously served as an operating partner of Clayton, Dubilier & Rice, a leveraged buy-out firm, from 1993 to 1997. He was President and Chief Operating Officer of PepsiCo, Inc. from 1971 through 1984 and served on PepsiCo's Board of Directors for 26 years, retiring in April 1996. From 1985 to 1993 he was a tenured professor at Harvard Business School. Mr. Pearson is also a director of Citigroup Inc. He is also a trustee of the New York University Medical School and Good Samaritan Medical Center in Palm Beach, Florida. He is a member and Chairperson of both the Tricon Executive/Finance Committee and Nominating Committee. Age 76.

        John L. Weinberg was Senior Chairman and Limited Partner of Goldman, Sachs & Co. from November 1990 until May 1999. In May 1999, he became a member of the board of directors of The Goldman Sachs Group, Inc. ("GSG"). In April 2001, he resigned from the board of directors of GSG. He is presently Senior Advisory Director of GSG, Inc. He is also a director of Knight-Ridder, Inc. and Providian Financial Corporation. He became a Director of Tricon effective October 7, 1997, and is a member of the Executive/Finance Committee, Nominating Committee and the Compensation Committee. Age 77.

Class I Directors—Terms Expiring in 2004

        Robert Holland, Jr. is the former owner and Chief Executive Officer of WorkPlace Integrators, Michigan's largest Steelcase office furniture dealer. Prior to this position, he was President and Chief Executive Officer of Ben & Jerry's Homemade, Inc. from 1995 through 1996. From 1981 to 1984 and from 1991 to 1995, Mr. Holland served as Chairman and Chief Executive Officer of Rokher-J, Inc., which participates in business development projects and provides strategy development assistance to senior management of major corporations. From 1984 to 1987, he was Chairman and Chief Executive Officer of City Marketing, a beverage distribution company in Detroit, Michigan. From 1987 to 1990, he was Vice President, and from 1990 to 1991, he was Chairman of Gilreath Manufacturing, Inc., a full-service custom plastic injection molding company. Mr. Holland is also a director of MONY Group Inc., Mazaruni Granite Products, Carver Federal Bank and Lexmark International, Inc. He was elected a Director of Tricon effective October 7, 1997, and is a member of the Audit Committee. Age 61.

        Sidney Kohl, along with other family members, developed Kohl's Food Stores, Wisconsin's largest supermarket chain, and Kohl's Department Stores, now a national (New York Stock Exchange) department store chain. He served as President and then Chairman when the two entities were sold in 1972. Since 1980, Mr. Kohl has been the president of the Sidney Kohl Company which develops, owns and manages substantial commercial and residential property. Mr. Kohl also serves on the Board of Kinko's, Inc. He was elected a Director of Tricon effective October 7, 1997, and is a member of the Audit Committee, of which he is Chairperson. Age 71.

        David C. Novak became Chairman of the Board on January 1, 2001, and Chief Executive Officer of Tricon on January 1, 2000. He also serves as President of Tricon, a position he has held since October 21, 1997. He was elected a Director of Tricon effective October 7, 1997. Mr. Novak previously served as Group President and Chief Executive Officer, KFC and Pizza Hut from August 1996 to July 1997, at which time he became acting Vice Chairman of Tricon. Mr. Novak joined Pizza Hut in 1986 as Senior Vice President, Marketing. In 1990, he became Executive Vice President, Marketing and National Sales, for Pepsi-Cola Company. In 1992 he became Chief Operating Officer, Pepsi-Cola North America, and in 1994 he became President and Chief Executive Officer of KFC North America. He is a director of Bank One Corporation. Mr. Novak is a member of the Tricon Executive/Finance Committee. Age 49.

        Jackie Trujillo has been Chairman of the Board of Harman Management Corporation, one of KFC's largest franchisees, since 1995. She joined the Harman organization in 1953 and held various positions, becoming Executive Vice President of Operations in 1983, with responsibility for operations of its restaurants in Utah, Colorado, Washington and Northern California. From 1987 to 1995, she served as Executive Vice Chairman of Harman Management Corporation. She was elected a Director of Tricon effective October 7, 1997, and is a member of the Audit Committee. Age 66.

Meetings of the Board of Directors

        During fiscal 2001, the Board of Directors met seven times. All directors attended at least 75% of all of the meetings of the Board and the committees of which they were members during fiscal 2001.

Committees of the Board of Directors

        The Board of Directors has standing Audit, Compensation, Executive/Finance and Nominating Committees. All members of the Audit and Compensation Committees are non-employee directors.

        Audit Committee.    The Audit Committee consists of James Dimon, Massimo Ferragamo, Robert Holland, Jr., Jackie Trujillo and Sidney Kohl, who serves as Chairperson. The Audit Committee's responsibilities include: (i) recommending to the Board the selection, retention or termination of the Company's independent auditors; (ii) reviewing the scope and approving the estimated cost of the annual audit; (iii) reviewing the independence of the independent auditors; (iv) reviewing the independence and the scope and results of the work of the Company's internal auditors; (v) reviewing with management, the Company's internal auditors and the independent auditors the adequacy of the Company's system of internal accounting controls; (vi) reviewing the annual consolidated financial statements and the results of the audit with management and the independent auditors; (vii) reviewing material changes in accounting and reporting principles and practices; (viii) reviewing the procedures that ensure that the Company has the appropriate systems and processes in place to ensure that the Company is in compliance with all applicable laws and regulations; and (ix) reporting to the Board on the results of its reviews and making recommendations as it may deem appropriate. The Audit Committee met ten times during fiscal 2001.

        Compensation Committee.    The Compensation Committee consists of D. Ronald Daniel, Kenneth G. Langone, John L. Weinberg, and Robert J. Ulrich, who serves as Chairperson. In addition, during 2001, Jeanette S. Wagner served on the Compensation Committee. Ms. Wagner is not standing for reelection and will cease to serve on the Board effective as of the annual meeting. The Compensation Committee's responsibilities include: (i) reviewing and submitting to the Board of Directors recommendations concerning the Company's compensation philosophy; (ii) oversight of Tricon's Long Term Incentive Plans, Executive Incentive Compensation Plan and other executive plans; (iii) approving, or referring to the Board of Directors for approval, changes in such plans and the compensation programs to which they relate; (iv) reviewing and approving the compensation of senior executives of the Company; (v) appraising the performance of the chief executive officer and other senior executives; (vi) reviewing management succession planning; and (vii) reviewing periodically directors' compensation. The Compensation Committee met four times in fiscal 2001.

        Executive/Finance Committee.    The Executive/Finance Committee consists of D. Ronald Daniel, James Dimon, David C. Novak, John L. Weinberg and Andrall E. Pearson, who serves as Chairperson. The Executive/Finance Committee exercises all of the powers of the Board of Directors in the management of the business and affairs of the Company consistent with applicable law while the Board of Directors is not in session. The Executive/Finance Committee met once during fiscal 2001.

        Nominating Committee.    The Nominating Committee consists of D. Ronald Daniel, James Dimon, John L. Weinberg and Andrall E. Pearson, who serves as Chairperson. The Nominating Committee: (i) identifies suitable candidates for Board members; (ii) proposes to the Board a slate of directors for election by the shareholders; and (iii) proposes candidates to fill vacancies on the Board based on qualifications it determines to be appropriate. The committee will consider those recommendations by shareholders which are submitted, along with biographical and business experience information, to the Chief Executive Officer. The Nominating Committee met once during fiscal 2001.

AUDIT COMMITTEE REPORT

        The Audit Committee (the "Committee") is composed of five directors, all of whom are independent under the rules of the New York Stock Exchange. The Committee operates under a written charter adopted by the Board of Directors. The Committee's responsibilities include oversight of the Company's independent auditors and internal auditors as well as oversight of management's conduct in the Company's financial reporting process. The Committee also recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditors. Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon.

        For fiscal 2001, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Company's independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence.

        Based on the Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001 filed with the Securities and Exchange Commission.

The Audit Committee
Sidney Kohl, Chairperson James Dimon Massimo Ferragamo	Robert Holland, Jr. Jackie Trujillo

        The Audit Committee Report in this Proxy Statement shall not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference.

INDEPENDENT AUDITOR FEES

        The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 29, 2001 by the Company's independent auditors, KPMG LLP:

Audit Fees, Excluding Audit Related Fees	$2,494,000	(1)
Financial Information Systems Design And Implementation Fees	$0	(2)
All Other Fees
Audit Related Fees	$1,038,000	(2)(3)
Other Non-Audit Fees	3,478,000	(2)(4)

Total All Other Fees	$4,516,000

(1)
Includes fees for the audit of the annual consolidated financial statements, reviews of the condensed consolidated financial statements included in the Company's quarterly reports on Form 10-Q and statutory audits.

(2)
The Audit Committee has considered whether the provision of these services is compatible with maintaining the independent auditors' independence.

(3)
Audit related fees consisted principally of review of registration statements and issuances of related letters to underwriters and consents, due diligence assistance, loaned staff and audits of the financial statements of employee benefit plans.

(4)
Other non-audit fees consisted of tax consulting services and management advisory services.

Compensation of Directors

        Employee Directors do not receive additional compensation for serving on the Board of Directors. Non-employee Directors, except for Mr. Pearson, receive an annual stock grant retainer with a fair market value of $75,000 and an annual grant of vested options to buy $50,000 worth of Tricon Common Stock at a price equal to its fair market value on the date of grant. Non-employee Directors, except for Mr. Pearson, also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, distribution of which is deferred until termination from the Board. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals may not be made for less than one year. The Company also pays the premiums on directors' and officers' liability and business travel accident insurance policies covering the Directors.

        Andrall E. Pearson became Founding Chairman and retired as an employee of the Company on January 1, 2001. As Founding Chairman, Mr. Pearson was asked by the Board to continue contributing in several strategic areas. In recognition for this contribution, as well as for his past contribution, the Company will provide Mr. Pearson with the following while Mr. Pearson continues as a Director: $300,000 annual retainer, office space and secretarial support (2001 only), and use of the corporate jet for business and personal travel (or reimbursement for a leased jet).

Section 16 Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than ten percent of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater-than-ten percent shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, all of its officers and directors complied with all Section 16(a) filing requirements during fiscal 2001.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Certain Beneficial Owners

        Based on Schedule 13G filings, shareholders holding 5% or more of Tricon Common Stock as of December 29, 2001, were:

Name And Address Of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Percent of Class
Southeastern Asset Management, Inc 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	Common	18,724,500	(1)	12.8%
Harris Associates L.P. Two North LaSalle St. Suite 500 Chicago, Illinois 60602	Common	9,560,156	(2)	6.55%

(1)
The filing indicates sole voting power for 9,972,500 shares, shared voting power for 6,510,000, no voting power for 2,242,000 shares, sole dispositive power for 12,195,500 shares, shared dispositive power for 6,510,000 shares and no dispositive power for 19,000 shares.

(2)
The filing indicates sole voting power for zero shares, shared voting power for 9,560,156 shares, sole dispositive power for 4,294,756 shares and shared dispositive power for 5,265,400 shares.

Stock Ownership of Management

        The following table shows the beneficial ownership of Tricon Common Stock as of January 31, 2002 by (i) each of the Company's continuing directors and nominees for election as directors, (ii) each of the executive officers of the Company named in the summary compensation table, and (iii) all directors and executive officers as a group. Except as otherwise noted, each of the following persons and their family members has sole voting and investment power with respect to the shares of Common Stock beneficially owned by him or her. None of the following persons hold in excess of one percent of Tricon Common Stock. All directors and executive officers as a group held 3.0% of Tricon Stock as of January 31, 2002. Tricon's internal stock ownership guidelines call for the Chairman to own Tricon Common Stock (or deferral plan units) with a value equal to 7.5 times current salary within five years of assuming the position and for other executive officers to own approximately 1 to 2.5 times current salary within five years.

Name	Shares Beneficially Owned		Deferral Plans		Total
David C. Novak	1,070,159	(2)(3)(4)	296,206	(1)	1,334,168
Andrall E. Pearson	1,082,366	(2)	106,996	(1)	1,189,362
D. Ronald Daniel	11,559	(5)	7,321	(1)	18,880
James Dimon	306,559	(5)(6)	7,021	(1)	313,580
Massimo Ferragamo	23,559	(5)	7,021	(1)	30,580
Robert Holland, Jr.	9,016	(5)	4,564	(1)	13,580
Sidney Kohl	47,559	(5)	7,021	(1)	54,580
Kenneth G. Langone	185,248	(5)	790	(1)	186,038
Thomas M. Ryan	0		0		0
Jackie Trujillo	15,872	(5)(7)	7,021	(1)	22,893
Robert J. Ulrich	6,559	(5)	7,021	(1)	13,580
John L. Weinberg	83,239	(5)(8)	7,021	(1)	90,620
Peter A. Bassi	257,221	(2)(3)	51,854	(1)	309,075
Cheryl A. Bachelder	15,203	(2)(3)	6,486	(1)	15,203
Christian L. Campbell	13,749	(2)(9)	38,750	(1)	52,499
Peter R. Hearl	168,167	(2)	29,489	(1)	194,738
All Directors and Executive Officers as a Group (26 persons)	4,389,785	(2)(3)	756,521	(1)	5,083,901

(1)
Units denominated as Tricon Common Stock equivalents held in deferred compensation accounts under the Directors Deferred Compensation Plan or the Executive Income Deferral Plan. Amounts payable under these plans will be paid in Common Stock of the Company. Also included with respect to each non-employee director is 790 shares representing the $25,000 initial stock grant payable to non-employee directors when they leave the Board.

(2)
As set forth in the following table, for Messrs. Pearson, Novak, Bassi, Campbell and Hearl and Ms. Bachelder and all directors and executive officers as a group, the share amounts include beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options awarded under employee/director incentive compensation plans.

	Andrall E. Pearson	David C. Novak	Peter A. Bassi	Cheryl A. Bachelder	Christian L. Campbell	Peter R. Hearl	All Directors And Executive Officers As A Group
Shares which may be acquired within 60 days pursuant to stock options	980,000	1,053,360	256,164	14,897	10,428	168,166	3,525,545

(3)
Share amounts include any shares held pursuant to the Tricon 401k Plan which will be subject to the voting direction of such persons at the Annual Meeting: Mr. Novak, 7,119 shares; Mr. Bassi, 3 shares; Ms. Bachelder, 306 shares; and all directors and executive officers as a group, 16,288 shares.

(4)
Includes 110 shares held by Mr. Novak's spouse as custodian for their daughter.

(5)
Includes beneficial ownership of 6,559 shares which may be acquired within 60 days pursuant to stock options awarded under employee/director incentive compensation plans.

(6)
Includes 6,000 shares held by Mr. Dimon's spouse as custodian for their minor children and 2,000 shares owned by Mr. Dimon's spouse.

(7)
Includes 3,000 shares held by the Harman Cafes Employee Profit Sharing Trust and 4,000 shares owned by Harman Management Corp. of which Ms. Trujillo is a trustee and of which Ms. Trujillo disclaims beneficial ownership.

(8)
Includes 2,080 shares held by trusts of which Mr. Weinberg is trustee and 8,800 shares held by Mr. Weinberg's spouse.

(9)
Includes 20 shares held by Mr. Campbell's spouse.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following tables provide information on compensation and stock-based awards paid, earned or awarded for the years indicated by Tricon to its Chief Executive Officer and its four other most highly compensated executive officers as of the end of the Company's 2001 fiscal year in accordance with the rules of the Securities and Exchange Commission ("SEC"). These five individuals are referred to in this proxy statement as the named executive officers.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name And Principal Position	Year	Salary(1)	Bonus(1)	Other Annual Compensation(2)	Securities Underlying Options/SARs (# Shares)(3)	LTIP Payouts		All Other Compensation
David C. Novak Chairman of the Board, Chief Executive Officer and President	2001 2000 1999	946,153 905,769 792,308	1,282,500 680,850 2,160,000	93,145 89,551 80,979	253,240 396,285 255,489	2,708,694 0 0	(4)	226,950 720,000 700,000	(5) (5) (5)
Peter A. Bassi President, Tricon Restaurants International	2001 2000 1999	463,461 448,942 427,693	493,307 572,214 903,000	265 8,220 70,948	59,586 99,072 57,485	0 0 0		0 75,250 50,963	(5) (5)
Cheryl A. Bachelder(6) President, KFC USA, Inc.	2001	384,615	1,012,837	114,598	90,836	0		0
Christian L. Campbell Senior Vice President, General Counsel and Secretary	2001 2000 1999	448,846 442,212 418,462	400,950 348,435 819,000	0 8,242 8,242	41,711 66,048 42,582	0 0 0		23,229 136,500 196,000	(5) (5) (5)
Peter R. Hearl Executive Vice President, Tricon Restaurants International and Chief People Officer	2001 2000 1999	370,192 324,038 276,325	464,940 450,056 462,000	0 0 5,526	44,690 66,048 36,195	0 0 0		30,004 115,500 92,664	(5) (5) (5)

(1)
Amounts shown include compensation earned by the named executive officers during 2001, including amounts deferred at the election of those officers. Bonuses are generally paid in the year following the year in which they are earned. For 2001, the bonus shown for Ms. Bachelder includes hiring bonuses of $543,036 paid to compensate her for income forfeited from her prior employer upon joining the Company. All other bonuses were determined pursuant to the Company's Executive Incentive Compensation Plan.

(2)
This column includes the dollar value of perquisites and other personal benefits for each named executive officer that is required to be reported under SEC rules. The table below shows amounts from the column which are required to be reported. Amounts not shown in this column and the table below for such executive officers are omitted as permitted by SEC rules.

Name		2001	2000	1999
David C. Novak	Personal use of Company aircraft	25,114	40,308	26,644
	Company car allowance	27,500	16,000	16,000
	Tax planning	29,057	—	—
	Tax-related reimbursements	6,474	20,179	18,335
Peter A. Bassi	Personal use of Company aircraft	—	—	18,602
	Company car allowance	—	—	16,000
	Tax-related reimbursements	265	8,220	20,321
Cheryl A. Bachelder	Reimbursement for moving	56,836	—	—
	Tax-related reimbursements	49,352	—	—
Christian L. Campbell	Tax-related reimbursements	—	8,242	8,542
Peter R. Hearl	Tax-related reimbursements	—	—	5,526
(3)
The stock options listed in this column were granted under Tricon's Long Term Incentive Plan. No stock appreciation rights ("SARs") were granted in 1999 through 2001.

(4)
This amount reflects the cash payout on performance restricted stock units under the 1997 Long Term Incentive Plan. The Compensation Committee Report on Executive Compensation includes further information regarding this payment.

(5)
Represents preferential earnings on deferred compensation under the Executive Income Deferral Plan which is subject to forfeiture (as is the underlying deferred compensation) if the participant voluntarily terminates employment prior to the second anniversary of the deferral, except however in the case of a participant's retirement in which case the preferential earnings are earned on a pro rata basis if retirement occurs within one year of the deferral. If retirement occurs more than one year after the deferral, the participant receives the preferential earnings in accordance with the election filed by the participant.

(6)
Ms. Bachelder joined the Company on January 14, 2001.

Stock Option Grants

        The following table presents information with respect to stock option grants that were made during the fiscal year ended December 29, 2001 to each of the named executive officers. All options granted by the Company in 2001 were non-qualified stock options, and no stock appreciation rights ("SARs") were granted in 2001.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number Of Securities Underlying Options Granted (# Shares)(1)	% Of Total Options Granted To Employees in Fiscal Year	Exercise Price ($/Share)(2)	Expiration Date	Grant Date Present Value($)(3)
David C. Novak	253,240	5.07	33.565	1/25/11	3,504,842
Peter A. Bassi	59,586	1.19	33.565	1/25/11	824,670
Cheryl Bachelder	90,836	1.82	33.565	1/25/11	1,257,170
Christian L. Campbell	41,711.83		33.565	1/25/11	577,280
Peter R. Hearl	44,690.89		33.565	1/25/11	618,510

(1)
2001 option grants specified above become exercisable in 25% increments beginning January 25, 2002, except that 31,250 options granted to Ms. Bachelder become exercisable on January 25, 2005. The terms of each option grant provide that if specified corporate control changes occur, all outstanding stock options become exercisable immediately.

(2)
The exercise price shown is the average of the high and low sales price of the Company's Common Stock on the date of grant.

(3)
The grant date present values were determined using the Black-Scholes option pricing model. The Black-Scholes present value per option was $13.84. The assumptions used in calculating the Black-Scholes present value for the new options were as follows: (a) options are assumed to be exercised at year six; (b) volatility is 32.7% based on the daily closing stock prices from October 7, 1997 to December 28, 2001 for Tricon, and the monthly closing stock prices for the last six years for McDonald's Corporation and Wendy's International, Inc.; (c) the risk-free rate of return is 4.85% based on the five-year zero coupon treasury average yield for January 2001; and (d) the dividend yield is 0%. No further discount to the option value calculated was taken to give effect (1) to the fact that the options are not freely transferable or (2) to the potential forfeiture of the options, or (3) to the fact that the Company has stock ownership guidelines.

Stock Option Exercises and Holdings

        The following table presents information with respect to stock options exercised during the last fiscal year by the named executive officers, as well as the status and current value of unexercised stock options held as of December 29, 2001. The Company has not granted any SAR's to the named executive officers.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number Of Securities Underlying Unexercised Options At Fiscal Year-End
						Value Of Unexercised In-The-Money Options At Fiscal Year-End
	Shares Acquired On Exercise (# Shares)
Name		Value Realized($)
			Exercisable		Unexercisable	Exercisable	Unexercisable
David C. Novak	0	0	990,050	(2)	1,292,469	$21,545,401	$18,688,925
Peter A. Bassi	0	0	142,184		315,226	3,748,506	5,121,682
Cheryl A. Bachelder	0	0	0		90,836	0	1,423,854
Christian L. Campbell	0	0	0		260,986	0	3,950,865
Peter R. Hearl	0	0	101,947		201,979	2,641,030	3,245,368

(1)
The value of in-the-money options is based on the $49.24 per share closing price of Tricon Common Stock on December 28, 2001 (the last trading day prior to Tricon's fiscal year-end), less the exercise price of the options.

(2)
The Compensation Committee of the Board of Directors amended these options to permit 333,992 options to be transferred to family members and family trusts once they become exercisable.

Pension Plans

        The Company has adopted the Tricon Retirement Plan and Tricon Pension Equalization Plan (the "Plans"). The annual benefits payable under the Plans to employees hired prior to October 1, 2001 who have five or more years of service at age 65 are equal to 3% of the employee's highest consecutive five-year average annual earnings multiplied by years of credited service up to ten years of credited service plus an additional 1% of the employee's highest consecutive five-year average annual earnings for each additional year of credited service over ten years, less .43% of final average earnings not to exceed Social Security covered compensation multiplied by years of service (not to exceed 35 years).

        Under The Plans, when an executive retires at the normal retirement age (65), the approximate annual benefits payable after January 1, 2002 for the following pay classifications and years of service are expected to be:

	Years Of Service
Remuneration
	15	20	25	30	35
$ 250,000	$85,101	$96,801	$108,501	$120,201	$132,901
$ 500,000	172,601	196,801	221,001	245,201	269,401
$ 750,000	242,601	276,801	311,001	345,201	379,401
$1,000,000	347,601	396,801	446,001	495,201	544,401
$1,250,000	435,101	496,801	558,501	620,201	682,901
$1,500,000	522,601	596,801	671,001	745,201	819,401
$1,750,000	610,101	696,801	783,501	870,201	957,901
$2,000,000	697,601	796,801	896,001	995,201	1,094,401
$2,250,000	785,101	896,801	1,008,501	1,120,201	1,232,901

        The years of credited service and covered compensation under the Tricon Retirement Plan and Tricon Pension Equalization Plan for the covered executive officers named in the Summary Compensation Table are as follows:

	David C. Novak	Peter A. Bassi	Cheryl A. Bachelder	Christian L. Campbell	Peter R. Hearl
Years of Credited Service	15	29	1	4	3
Covered Compensation	$2,240,735	$907,023	$384,615	$976,738	$803,970

Employment Agreements and Change in Control Agreements

        Employment Agreements.    The Company entered into an employment agreement with Ms. Bachelder which provides for the salary, bonus and stock options for her first year of employment as described in the Summary Compensation Table. If Ms. Bachelder is terminated for any reason other than for cause or following a change in control as described later in this section or leaves voluntarily for limited reasons specified in her agreement, she is entitled to: (1) salary and medical benefits continuation for one year; (2) a payment equal to 75% of her salary rate at the time of termination; (3) a payment equal to her pro rata bonus earned for the year of termination; (4) reimbursement for expenses incurred to relocate her and her family to Michigan; and (5) reimbursement up to $150,000 for any loss on the sale of her Louisville residence.

        The Company entered into an employment agreement with Christian L. Campbell in September 1997, under which he will serve as Tricon's Senior Vice President, General Counsel and Secretary. The agreement provides that upon achieving normal retirement age status (age 55 and at least 10 years of credited service with Tricon), the Company will add five years of credited service to Mr. Campbell's benefit under the Tricon Retirement Plan and Tricon Pension Equalization Plan.

        Change in Control Agreements.    Change in control severance agreements (the "Agreements") are in effect between the Company and certain key executives (including the named executive officers). The Agreements were effective as of July 21, 1998, and have been general obligations of the Company since that date, and provide, generally, that if, within two years subsequent to a change in control of the Company (a "Change in Control"), the employment of the executive ("Covered Executive") is terminated (other than for cause, or for other limited reasons specified in the Agreements), or if the Covered Executive terminates employment for Good Reason (defined in the Agreements to include a diminution of duties and responsibilities or benefits), the Covered Executive will be entitled to receive a severance payment consisting of (a) the Covered Executive's base salary through the date of termination, (b) a proportionate bonus assuming achievement of target performance goals under the bonus plan or, if higher, assuming continued achievement of such performance goals until date of termination, (c) two times the sum of the Covered Executive's base salary and the target bonus or, if higher, the actual bonus for the year preceding the Change in Control, and (d) any unpaid compensation. If payments had been made at December 31, 2001, the total of such severance payments under (c) above to each of Messrs. Novak, Bassi, Campbell and Hearl and Ms. Bachelder would have been $3,800,000, $2,074,428, $1,596,870, $1,740,112 and $1,400,000, respectively. A Covered Executive whose employment is not terminated in a manner described in this paragraph will not be entitled to receive any severance payments under the Agreements. In addition to such severance payments, the Company will also provide the Covered Executive with outplacement services for one year following such termination. In addition, the Agreements provide that in the event a Covered Executive becomes entitled to receive a severance payment and other severance benefits and such severance payment and benefits are subject to an excise tax, the Covered Executive will generally become entitled to receive an additional payment in an amount such that after the payment of all income and excise taxes, the Covered Executive will be in the same after-tax position as if no excise tax had been imposed. The Agreements have a three-year term and are automatically renewable each January 1 for another three-year term.

Certain Relationships and Other Transactions

        During fiscal 2001, affiliates of Harman Management Company ("Harman") paid royalties of approximately $11,562,000 and contingent store opening fees of approximately $750,000 to KFC Corporation, a subsidiary of Tricon. The store opening fees are held in escrow and may be returned to Harman if the related new restaurant units are not opened within 18 months of payment. Jackie Trujillo, Chairman of the Board of Harman, is a Director of Tricon.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee is responsible for assisting the Board of Directors in monitoring the Company's compensation arrangements with a view to ensuring that the Company continues to attract and retain highly qualified management through competitive compensation programs, and encouraging extraordinary results through incentive awards. The Compensation Committee establishes basic principles related to the compensation programs of the Company and provides oversight for compensation programs for senior executive officers. The principles include building a strong relationship between shareholder return and executive compensation. Particular emphasis is placed on share ownership for senior executives and middle management. In addition, the Compensation Committee places a high emphasis on incentive compensation, in particular long-term incentives, and providing an overall level of remuneration which is competitive and reflective of performance.

Compensation Philosophy and Programs

        In administering senior executive officer compensation, the Compensation Committee has established a compensation program tailored for the restaurant industry that is designed to reward superior performance. This Committee implemented this program when the Company was founded in 1997 and has retained its key features in subsequent years. For 2001, the Compensation Committee believes that this program continues to be the best means to encourage superior performance. The Compensation Committee's objective is to establish a program which aligns the interests of shareholders and executives. As such, the Compensation Committee has established stock ownership guidelines for the 600 most senior executives and managers. The guidelines vary from around 7.5 times salary to 0.2 times salary and assume that affected employees will meet or exceed the guidelines within five years. The Company's long-term stock option program is focused on attracting, retaining and motivating the best executives in the industry. Through year-end 2001, all executive officers are on or above trend to meet the ownership guidelines. Over 92% of all other senior executives and managers are also on or above trend.

        Senior People Services management of the Company presents proposals and recommendations on senior executive officer compensation to the Compensation Committee for their review and evaluation. To establish compensation targets, the Compensation Committee uses data provided by the Company which is obtained from independent consultants. The data reflect compensation practices of premier companies from the restaurant, service, consumer goods, and retail sectors (the "comparator group") who participate in widely distributed surveys. The Compensation Committee believes that targeting compensation at a level comparable to other large companies appropriately reflects the labor market for Company executives. Base pay is targeted at the median level for the comparator group. Annual incentive compensation targets are targeted at the 75th percentile for the comparator group. Long-term incentives are targeted at the 50th percentile for executives and managers who are achieving their ownership guideline. Companies in the comparator group may be included in the S&P Restaurants Index used in the performance graph included in this Proxy Statement; however, the comparator group is not made up exclusively of companies used in that index. As the Company recruits senior executives from outside the restaurant industry and retains executives against offers from outside the restaurant industry, the Compensation Committee believes that the broad-based comparator group is a more appropriate basis for comparison.

Base Salaries

        The Compensation Committee approved the Company's executive compensation salary structure for 2001. Base salaries were established around a targeted pay level for each position within each salary range. Each position's salary range is established based on the median level of base compensation for similar positions in the survey data. The 2001 increases to base salaries were set within the prescribed salary range based on an assessment of factors including individual performance, experience and responsibilities. This assessment is not subject to weightings or formulas.

Annual Cash Incentives

        The Company established the Executive Incentive Compensation Plan ("EICP") to motivate the attainment of annual performance objectives. The performance requirement under the EICP is based upon attainment of a pre-established earnings per share ("EPS") target (adjusted for certain nonrecurring events). No payment is made if a minimum EPS target is not met. Once the EPS target is achieved, the participant is eligible to receive an overall maximum incentive award attributable to the level of EPS attained. The Compensation Committee has discretion to decrease (but not increase) the amount payable. Pursuant to the terms of the EICP, the Compensation Committee certified results against performance objectives and approved annual incentive awards.

        In exercising its discretion to determine the annual incentives of executive officers (subject to the overall maximums), the Compensation Committee reviews actual performance against consolidated or relevant operating company and individual goals and objectives. These goals and objectives are used to establish a minimum level, a target level, and a maximum level of performance. The restaurant company goals and objectives for executive officers in 2001 included profit objectives, sales growth, unit builds, general and administrative expenses and growth objectives. For each objective, no payment is made if performance fails to meet the minimum level for that objective. Actual performance is measured relative to these levels for each objective in order to determine a percentage. This percentage is applied to each participant's predetermined target incentive amount in determining a participant's actual incentive award which may not exceed the overall maximum. Depending on actual operating company and individual performance, the percentage can range from 0 to 300% of the target incentive amount. This same formula is applied to determine incentive awards of eligible non-executive officers; however, each operating company also has financial targets based on one or more of the following measures: system sales, profit, sales growth, general administrative expenses, and growth objectives.

        In keeping with the emphasis on stock ownership, executives have the opportunity to defer all or a portion of their annual incentives into phantom shares of Tricon Common Stock at a discount; however, to receive payment of these shares, participating executives must continue employment with the Company for two years following the deferral or meet certain retirement or disability criteria.

Long-Term Incentives

        The Company provides long-term incentives through the Company's Long Term Incentive Plans ("LTIP"). The Compensation Committee believes that stock ownership by executive and middle management is essential for aligning management's interest with that of shareholders.

        Under the LTIP, the Compensation Committee provides long-term incentive awards in the form of stock options and, from time to time, restricted shares. Stock options are the primary long-term incentive of the Company. The number of options granted to each executive officer is related to the market data for his or her job and the performance of the executive. For executive officers these grants were based on the individual's anticipated achievement of their stock ownership guidelines, responsibilities, performance, and future potential. Each option was granted at not less than the fair market value of the underlying Tricon Common Stock on the date of grant. For 2001, each regular grant of an option vests at a rate of 25% per year and has a term of ten years.

2001 Compensation of David C. Novak

        For 2001, Mr. Novak's annual salary was set at $950,000. The amount was determined based on a comparison with other firms in the comparator group. This salary is targeted at the median for the survey group. The difference between the amount shown on the summary compensation table and the $950,000 reflects the fact that this salary did not become effective until January 25, 2001.

        Mr. Novak's 2001 stock option grant is reflective of market data for the Chief Executive Officer position.

        Mr. Novak was awarded an annual incentive of $1,282,500 for 2001. The Compensation Committee certified Tricon's attainment of the Compensation Committee's pre-established EPS target for 2001. Based on Tricon's 2001 EPS, the Compensation Committee could have awarded Mr. Novak an annual incentive of $2,850,000 under the EICP. The Compensation Committee, however, exercised its discretion to award Mr. Novak a lower incentive. The determination of Mr. Novak's annual incentive was based on Mr. Novak's target annual incentive (100% of his salary) multiplied by two factors: Tricon's performance and Mr. Novak's individual performance. In exercising its discretion, the Compensation Committee reviewed Tricon's performance with respect to attainment of pre-established EPS and systems sales objectives. Attainment of these objectives resulted in a 108% factor for Tricon performance. In reviewing Mr. Novak's individual performance, the Compensation Committee considered several criteria on a subjective basis including Tricon's 2001 EPS, same store sales, international store unit growth and return on invested capital. In the case of each criteria listed in the previous sentence, the Committee determined that performance was at or above established targets. The Committee also determined that performance was above target in the areas of general and administrative expense reductions, people management, and strategic leadership of major initiatives. The Committee determined that Mr. Novak's personal performance was at a level producing a 125% factor.

        Mr. Novak also received a cash payment under the 1997 Long Term Incentive Plan in the amount of $2,708,694. This performance restricted stock unit grant was awarded in 1997 following the spin-off of the Company from PepsiCo. The award was subject to the Company attaining a pre-determined pre-tax earnings threshhold, and was intended to compensate Mr. Novak for the value of PepsiCo options forfeited at spin-off. After certifying attainment of the criteria, the Committee elected to make the payment to Mr. Novak in cash.

Impact of Internal Revenue Code Section 162(m)

        Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Internal Revenue Code under Section 162(m) that limit the tax deduction for compensation in excess of one million dollars paid to certain executive officers. However, performance-based compensation can be excluded from the limit so long as it meets certain requirements. The Compensation Committee believes the EICP and LTIP satisfy the requirements for exemption under the Internal Revenue Code Section 162(m). Payments made under these plans qualify as performance-based compensation and constitute the majority of aggregate annual incentive payments for the named executive officers.

        For 2001, the annual salary paid to Mr. Novak and the other named executive officers were in each case less than one million dollars. The 2001 annual incentives were all paid pursuant to the EICP and will, therefore, be deductible. To the extent any of the named executive officers defer their annual incentives into phantom shares of Tricon Common Stock at a discount, the annual incentives are no longer qualified under Section 162(m); however, they will be deductible when paid, since they will be paid after each executive's retirement or termination of employment or when the executive is no longer a named executive officer. The stock option awards made under the terms of the LTIP are exempt as performance-based compensation for purposes of calculating the one million dollar limit. Due to the Company's focus on performance-based compensation plans and the deferral of compensation by certain executive officers, the Compensation Committee expects to continue to qualify most compensation paid to the group as tax deductible.

Summary

        The Compensation Committee believes that the compensation programs of the Company are well structured to encourage attainment of objectives and foster a shareholder perspective in management, in particular through employee share ownership. The Committee feels that the awards made in 2001 were competitive and appropriate, and serve shareholders' long-term interests.

The Compensation Committee

Robert J. Ulrich, Chairperson D. Ronald Daniel John L. Weinberg	Kenneth G. Langone Jeanette S. Wagner

PERFORMANCE GRAPH

        The following performance graph compares the cumulative total return of the Company's Common Stock to the S&P 500 Stock Index and to the S&P Restaurants Index for the period from September 17, 1997, the day shares of Tricon's Common Stock began trading on the New York Stock Exchange, to December 28, 2001, the last trading day of the Company's fiscal year. The returns of each member of the peer group are weighted according to each member's stock market capitalization as of the beginning of the period measured. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 17, 1997 and that all dividends were reinvested. The companies included in the S&P Restaurants Index in addition to Tricon were as follows: McDonald's Corporation, Wendy's International, Inc., Darden Restaurants, Inc. and Starbucks Corporation.

	September 17, 1997	December 26, 1997	December 24, 1998	December 23, 1999	December 29, 2000	December 28, 2001
Tricon	100	97	164	130	113	169
S & P 500	100	100	133	160	146	130
S & P Restaurants	100	97	158	163	147	133

ITEM 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Item 2 on Proxy Card)

        The Board of Directors, upon recommendation of the Audit Committee, has selected KPMG LLP to audit the Company's consolidated financial statements for the fiscal year ending December 28, 2002. This selection will be presented to shareholders for ratification at the Annual Meeting. If the shareholders fail to ratify this selection, the matter of the selection of independent auditors will be reconsidered by the Board of Directors. Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of KPMG LLP.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP.

ITEM 3—APPROVAL
Amendment of the Restated Articles of Incorporation
to change the Company's name to YUM! Brands, Inc.
(Item 3 on Proxy Card)

        The Board of Directors has approved an amendment to Article First of the Company's Restated Articles of Incorporation which will change the name of the Company to YUM! Brands, Inc. The Board recommended that this amendment be submitted to the shareholders for approval at the 2002 Annual Meeting. For the reasons described below, the Board believes that approval of the amendment changing the name to YUM! Brands, Inc. is in the best interests of the Company and our shareholders.

Reasons for Amendment

        At the time of our spin-off from PepsiCo, Inc. in 1997, we became "TRICON Global Restaurants, Inc." representing our three ("tri") "icons"—Pizza Hut, KFC and Taco Bell. Since the time of our spin-off, our company has evolved and grown. We have begun building our multibranding business, which now accounts for over 1,500 restaurants and approximately $1.5 billion in system sales. These multibranded restaurants provide customers a greater choice under one roof and successfully deliver stronger shareholder return. While the majority of these restaurants are combinations of our three category-leading brands, we are also providing choices above and beyond our core brands through acquisitions and strategic license agreements.

        On March 12, 2002 we announced a definitive agreement to acquire Yorkshire Global Restaurants, Inc., the owner of Long John Silver's and A&W All American Food Restaurants, subject to regulatory approval and other customary closing conditions. These brands, combined with our existing brands and strategic license partners such as Backyard Burgers, will allow us to greatly expand our multibranding business. We will continue to explore new partner opportunities with other brands as we open more multibranded units.

        Because the "Tri" (or "three") in our Tricon name no longer adequately describes our business, management has recommended that we adopt a new corporate name, "YUM! Brands, Inc.", that will more accurately reflect our Company's culture, strategic direction and expanding portfolio of brands. "YUM" has been the Company's ticker symbol on the New York Stock Exchange since its inception in 1997 and has become an integral part of our culture. For example, we begin every business meeting with a "YUM" cheer. "YUMBUCKS" are awarded to Restaurant General Managers for running outstanding restaurant operations. Additionally, "YUM Awards" are given to select employees who are driving our "Customer

Mania" focus. The new name will more effectively communicate our mission of putting a "YUM" on people's faces around the world by offering a special eating experience that makes people smile and creates lifelong customers.

        The name change of the Company will not in any way affect the validity of currently outstanding stock certificates. You will not be required to surrender or exchange any stock certificates that you currently hold. Our ticker symbol on the New York Stock Exchange will continue to be "YUM." New share certificates issued upon transfer of shares will bear the name "YUM! Brands, Inc." and will have a new CUSIP number. Delivery of existing stock certificates will continue to be accepted in transactions made by shareholders after the corporate name is changed. The Board of Directors believes that the adoption of the proposed amendment to the Restated Articles of Incorporation is in the best interests of the Company and our shareholders. Accordingly, the Board is proposing that Article First of the Restated Articles of Incorporation be amended to change the name of the Company to YUM! Brands, Inc. The full text of Article First of the Restated Articles of Incorporation, as proposed to be amended, is as follows:

        "FIRST: The name of the corporation is YUM! Brands, Inc., hereinafter referred to as the 'Corporation'."

Vote Required

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the Company's Restated Articles of Incorporation.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY.

ITEM 4—SHAREHOLDER PROPOSAL
Relating to Smoke Free Facilities
(Item 4 on Proxy Card)

        The Church of the Brethren Benefit Trust, Inc., St. Joseph Health System, Sisters of St. Francis, Christus Health and Congregation of Divine Providence advised the Company that they intend to present the following shareholder proposal at the Annual Meeting. The addresses and the share ownership of the proponents will be furnished upon request.

        "WHEREAS, in May, 2000 the National Institute of Environmental Health Sciences added to its list of "known human carcinogens" directly inhaled tobacco smoke.

        —The Journal of the American Medical Association (286) reported in 2001 (436-41): "Before exposure to environmental tobacco smoke, coronary flow velocity reserve was significantly higher in nonsmokers than in smokers. After exposure... [it] decreased and was not significantly different from that of smokers." An editorial in JAMA stated of the study: "... in healthy young volunteers, just 30 minutes of exposure to secondhand smoke compromised the endothelial function in coronary arteries of nonsmokers in a way that made the endothelial response of nonsmokers indistinguishable from that of habitual smokers."

        —Millions of children visit our facilities where they are often involuntarily exposed to ETS.

        —ETS's annual effect on children causes 150,000-300,000 lower respiratory infections (LRI), 7,500-15,000 hospitalizations for LRI, 400,000-1,000,000 attacks of asthma, 8,000-26,000 new cases of asthma, respiratory symptoms of irritation, middle ear effusion, and significant reduction in lung functions.

        —An October, 1997 National Cancer Institute study showed that blue-collar and service industry workers were found to have the lowest rates of smoke-free workplaces. Food service operators had the lowest rates of all occupations surveyed—only 21% said their workplaces had a smoke-free policy in place.

        —For employees in our restaurants, waiters and bartenders, lung cancer risks are 50% higher than for others because of second hand smoke (The Journal of the American Medical Association). "Restaurant waiters had about 1.5 times as great a likelihood of developing lung cancer as the general public" (NYT 7/28/93).

        —The 2001 "Czech Report" commissioned by Philip Morris calculated that 10% of all costs related to tobacco-related illnesses come from environmental tobacco smoke (ETS).

        —The tobacco industry settled a Class Action lawsuit in Florida between present and former flight attendants vs. their employees (sic) and the tobacco companies for their diseases tied to ETS; such could easily happen to us, given the closed situations within which many of our employees work.

        —Despite tobacco industry claims to the contrary, scientific data shows that banning smoking restaurants does not hurt business (American Journal of Public Health, October, 1997; Journal of Public Health management and Practice 5 [1999), 14-21, 3-62, vi-ix).

        RESOLVED: to preclude any future litigation affecting shareholder value shareholders request the Board of Directors to adopt a policy making all our facilities, including our company-owned restaurants, smoke free by January 1, 2003, and consider ways of including in future franchise agreements the same policy.

Supporting Statement

        Unlike McDonalds', Wendy's and Arby's, our Company has no policy banning smoking in all its facilities. Shareholder support for such a ban has been significant in the past. While we know many of our customers smoke during or after a meal at our facilities, those facilities are inhabited daily by workers and other patrons, including children, who go unprotected. We believe it's time now for our company to be smoke free in all its restaurants, especially ones company-owned. If you agree, please vote "yes" for this proposal."

Management's Statement in Opposition

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

        The right to smoke is a public policy issue that has received considerable debate over the years. All of our restaurants follow local and state non-smoking regulations. Our employees are strictly prohibited from smoking anywhere in the restaurant while on duty. Many of our restaurants have smoking and non-smoking sections, especially in markets where a broad base of customers have expressed a preference for smoke-free facilities and we are not space-constrained.

        In today's competitive quick service environment, consumers have many restaurant choices. If enacted, this proposal would place us at an unfair competitive disadvantage. By banning smoking only in our restaurants, it is likely some of our smoking customers would choose to frequent another establishment, resulting in lost sales and diminished shareholder value. Rather, through membership in The National Council of Chain Restaurants, we are on record endorsing federal legislation that would prohibit or restrict smoking in all public facilities, applied evenly. This legislation would comprehensively cover all restaurants, bars and other public establishments, not just our restaurants, and would put us on an equal footing where we can compete on the basis of our value, quality and service.

Vote Required

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

        ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

SHAREHOLDER PROPOSALS/DIRECTOR NOMINATIONS

        Shareholders who intend to present proposals for consideration at the 2003 Annual Meeting of Shareholders, and who wish to have their proposals included in the Company's proxy statement and proxy card for that meeting, must be certain that their proposals are received by the Company at its principal executive offices in Louisville, Kentucky on or before November 30, 2002. Proposals should be sent to: Secretary, Tricon Global Restaurants, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. All proposals must also comply with the applicable requirements of the federal securities laws and the Company's Bylaws in order to be included in the Company's proxy statement and proxy card for the 2003 Annual Meeting. Similarly, in order for a shareholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by the Company no later than February 16, 2003, and shall contain such information as required under Tricon's Bylaws. Shareholders may propose director candidates for consideration by Tricon's Nominating Committee. In addition, Company Bylaws permit shareholders to nominate directors at a shareholder meeting. To make a director nomination at the 2003 Annual Meeting, a shareholder must notify Tricon's Secretary no later than February 16, 2003. The notice must meet all other requirements contained in the Company's Bylaws. You may contact Tricon's Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

OTHER MATTERS

        As of the mailing date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. However, if any such other business should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.

March 29, 2002

TRICON GLOBAL RESTAURANTS, INC. ANNUAL MEETING May 16, 2002 9:00 AM Tricon Global Restaurants, Inc. YUM Center 1900 Colonel Sanders Lane Louisville, Kentucky 40213

ADMISSION TICKET

TRICON'S 2002 ANNUAL SHAREHOLDERS' MEETING WILL BE HELD AT 9:00 A.M. (EASTERN DAYLIGHT SAVINGS TIME) ON THURSDAY, MAY 16, 2002 AT THE YUM CENTER AT 1900 COLONEL SANDERS LANE IN LOUISVILLE, KENTUCKY. If you plan to attend the Annual Shareholders' Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. YOUR VOTE IS IMPORTANT. The proxy voting instruction card below covers the voting of all shares of Common Stock of Tricon Global Restaurants, Inc. which you are entitled to vote or to direct the voting of, including those shares in the Tricon 401k Plan.

        Please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be voted.

(Please detach proxy card at perforation)
TRICON GLOBAL RESTAURANTS, INC. This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Christian L. Campbell, John P. Daly and Matthew M. Preston, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of Tricon Global Restaurants, Inc. which the undersigned has power to vote at the Annual Meeting of Shareholders to be held on May 16, 2002 or any adjournment thereof.

NOMINEES FOR DIRECTOR:

  Class II: James Dimon, Massimo Ferragamo, Thomas M. Ryan, Robert J. Ulrich

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS NO. 1, 2 AND 3.

This Proxy when properly executed will be voted as directed; if no direction is indicated, it will be voted as follows:

  FOR the election of all nominees for director;
  FOR the ratification of the election of independent accountants,
  FOR the amendment to the Company's Articles of Incorporation for the Company's name change to YUM! Brands, Inc.
  AGAINST item 4 (Shareholder's Proposal)

This card also provides voting instructions to the Administrator or Trustee for shares beneficially owned under the Tricon 401k Plan.

(CONTINUED, and To Be Signed and Dated on the REVERSE SIDE)	SEE REVERSE SIDE

Tricon Global Restaurants, Inc.
c/o Proxy Services
P.O. Box 43068
Providence, RI 02940-5121

ADMISSION TICKET

You may vote your proxy 24 hours a day, 7 days a week, using either the Internet or a touch-tone telephone. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

TO VOTE BY INTERNET:	GO TO THE WEB ADDRESS: http://www.eproxyvote.com/yum. You will be asked to enter the 14-digit Voter Control Number located above your name and address in the lower left of the proxy card. Then follow the instructions. Be sure to vote at least 36 hours prior to the Meeting.
TO VOTE BY TELEPHONE:
CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-877-PRX-VOTE (1-877-779-8683). THERE IS NO CHARGE TO YOU FOR THIS CALL. You will be asked to enter the 14-digit Voter Control Number located above your name and address in the lower left of the proxy card. Then follow the instructions. Be sure to vote at least 36 hours prior to the Meeting.
TO VOTE BY MAIL:	Mark, sign and date your proxy card and return it in the postage-paid envelope.

RECEIVE FUTURE MATERIALS VIA THE INTERNET

You may elect to receive future proxy and other materials over the Internet if you have an e-mail account and internet access. To take advantage of this offer, please access http://www.econsent.com/yum and then simply follow the instructions.

If you are voting by Internet or telephone, DO NOT mail your proxy card.

(Please detach proxy card at perforation)
/x/	Please mark votes as in this example.

The Board of Directors recommends a vote FOR items 1, 2 and 3 and AGAINST item 4

1. Election of Directors (01) James Dimon (02) Massimo Ferragamo (03) Thomas M. Ryan (04) Robert J. Ulrich	FOR / /	WITHHOLD AUTHORITY / /	2.	Ratification of Election of Independent Accountants	FOR / /	AGAINST / /	ABSTAIN / /	4.	Shareholder proposal relating to smoke free facilities	FOR / /	AGAINST / /	ABSTAIN / /
/ /
	To withhold authority to vote for any particular nominee(s) write the name(s) above.		3.	Amendment to Tricon's Articles of Incorporation authorizing name change to YUM! Brands, Inc.	FOR / /	AGAINST / /	ABSTAIN / /

If you receive more than one Annual Report at the address set forth on this proxy card and have no need for the extra copy, please check the box at the right. This will not affect the distribution of dividends or proxy statements.	/ /
I plan to attend the Annual Meeting.	/ /
I plan to bring a guest.	/ /
When executed, promptly forward this card to:	Proxy Services EquiServe P.O. Box 43049 Providence, RI 02940-5076
Signature(s)	Date
NOTE: Please sign exactly as the name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

QuickLinks

YOUR VOTE IS IMPORTANT
TABLE OF CONTENTS
GENERAL INFORMATION ABOUT THE MEETING
ELECTION OF DIRECTORS (Item 1 on Proxy Card)
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITOR FEES
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
ITEM 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Item 2 on Proxy Card)
ITEM 3—APPROVAL Amendment of the Restated Articles of Incorporation to change the Company's name to YUM! Brands, Inc. (Item 3 on Proxy Card)
ITEM 4—SHAREHOLDER PROPOSAL Relating to Smoke Free Facilities (Item 4 on Proxy Card)
Management's Statement in Opposition
SHAREHOLDER PROPOSALS/DIRECTOR NOMINATIONS
OTHER MATTERS